UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer

On September 21, 2017, Flowserve Corporation (the “Company”) announced that Lee Eckert has been named as the Company’s Senior Vice President and Chief Financial Officer, effective October 9, 2017. Mr. Eckert is currently serving as Senior Vice President and Chief Financial Officer of CHC Group LLC, a global commercial helicopter service provider to the offshore oil and gas industry (“CHC”).

Mr. Eckert, 50, has served as Senior Vice President and Chief Financial Officer of CHC since July 2015. He previously served as Senior Vice President of Finance and CFO Designate of CHC since May 2015. Before joining CHC, Mr. Eckert served as chief financial officer of the U.S. division of National Grid Plc. from June 2011 to September 2014, and, from June 2006 to June 2011, Mr. Eckert served in various executive capacities at MeadWestvaco Corporation, including as Vice President, Operations, Healthcare from November 2010 to June 2011, and chief financial officer, packaging resource group from June 2006 to October 2010.

In his role with the Company, Mr. Eckert will receive an annual base salary of $550,000. He will be eligible for a cash award under the Company’s annual incentive plan with a target award of 75% of base salary, and he will participate in the Company’s long term incentive program with a target award of $1,500,000. In addition, Mr. Eckert will receive a cash sign-on bonus of $150,000, which is subject to repayment if he does not remain employed by the Company for one year, and will be granted a one-time award of 17,500 restricted stock units, which is subject to a three-year cliff vesting period. Mr. Eckert will also receive retirement, health and welfare and other benefits and will participate in plans generally available to other executive officers of the Company. Further details concerning the Company’s executive compensation program are described in the Company’s definitive proxy statement dated April 7, 2017, under the heading “Executive Compensation”.

Mr. Eckert has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he will be selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Eckert that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

A copy of the press release issued by the Company announcing Mr. Eckert’s selection is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: September 21, 2017	By:	/S/ CAREY A. O’CONNOR
Carey A. O’Connor
Senior Vice President, Chief Legal Counsel and Secretary